Exhibit 99.1

Lindblad Expeditions Holdings, Inc. Reports

2017 Second Quarter Financial Results

Second Quarter 2017 Highlights:

●	Tour Revenues increased 3% to $55.6 million

●	Net loss of $2.6 million as compared with a net loss of $4.5 million in 2016

●	Adjusted EBITDA increased 1% to $5.3 million

●	Lindblad segment Net Yield of $941 and Occupancy of 85%

NEW YORK, August 3, 2017 – Lindblad Expeditions Holdings, Inc. (NASDAQ: LIND; the “Company” or “Lindblad”), a global provider of expedition cruises and adventure travel experiences, today reported financial results for the quarter ended June 30, 2017.

Sven-Olof Lindblad, President and Chief Executive Officer, said “The significant operating momentum we generated over the last nine months has continued with bookings for future travel up nearly 40% in 2017 versus the same period a year ago. The demand for high quality, immersive expedition travel continues to expand and we are uniquely positioned to capitalize on this growth given our ongoing fleet expansion and our proven track record of providing authentic and differentiated expedition itineraries. We just launched our first new-build vessel, the National Geographic Quest, last week and I am extremely excited for our guests to experience all this ship has to offer. While the delay in delivery will impact contributions in 2017, the increased capacity from this launch, as well as the National Geographic Venture in 2018 and a new blue water vessel in 2019, is expected to generate significant returns in the years ahead.”

SECOND QUARTER RESULTS

Tour Revenues

Second quarter tour revenues of $55.6 million increased $1.7 million, or 3%, as compared to 2016. The increase was primarily due to $2.6 million of additional contributions from Natural Habitat, which was acquired in May of 2016, partially offset by a $0.9 million decrease in Lindblad segment revenues.

Lindblad segment revenues of $47.2 million declined 2% compared to 2016 due to a $1.9 million decrease in ticket revenues driven by lower Occupancy, partially offset by a $0.9 million increase in other tour revenues. Occupancy decreased to 85% from 92% a year ago primarily due to lower bookings during 2016. Available Guest Nights increased by 5% as compared with the second quarter a year ago, primarily due to fewer drydock days, most notably on the National Geographic Explorer and National Geographic Orion. Lindblad segment Net Yield of $941 decreased 6% compared with the second quarter a year ago as increased pricing was more than offset by the decline in Occupancy.

1

Net Income

Net loss for the second quarter was $2.6 million, $0.06 per diluted share, as compared with net loss of $4.5 million, $0.10 per diluted share, in the second quarter of 2016.The $1.9 million improvement primarily reflects lower depreciation and amortization, primarily due to the accelerated depreciation of the National Geographic Endeavour a year ago, and foreign currency gains in the current year due to the fluctuation in exchange rates. The second quarter of 2017 also includes $0.9 million of additional stock based compensation expense primarily related to grants under the 2016 CEO Share Allocation Plan, which provides our CEO the ability to transfer shares from his existing holdings in the Company to eligible employees.

Adjusted EBITDA

Second quarter Adjusted EBITDA of $5.3 million increased 1% compared to the same period in 2016. The increase was primarily due to higher results from Natural Habitat and slightly lower contributions at the Lindblad segment. Lindblad segment Adjusted EBITDA of $5.7 million declined $0.2 million from the second quarter a year ago as the revenue decline and higher employee costs were mostly offset by a decrease in drydock expense.

	For the Three Months Ended				For the Six Months Ended
	June 30,				June 30,
(In thousands)	2017	2016	Change	%	2017	2016	Change	%

Tour revenues:
Lindblad	$47,238	$48,187	$(949)	(2%)	$100,440	$109,761	$(9,321)	(8%)
Natural Habitat *	8,333	5,684	2,649	47%	18,259	5,684	12,575	221%
Total tour revenues	$55,571	$53,871	$1,700	3%	$118,699	$115,445	$3,254	3%
Impact of voyage cancellations	-	-	-	NA	9,140	-	9,140	100%
Total tour revenues excluding voyage cancellations	$55,571	$53,871	$1,700	3%	$127,839	$115,445	$12,394	11%

Operating (loss) income:
Lindblad	$(948)	$(1,744)	$796	(46%)	$316	$9,175	$(8,859)	(97%)
Natural Habitat*	(705)	(793)	88	(11%)	(605)	(793)	188	(24%)
Total operating income	(1,653)	(2,537)	884	(35%)	(289)	8,382	(8,671)	(103%)
Impact of voyage cancellations	-	-	-	NA	6,464	-	6,464	100%
Total operating income excluding voyage cancellations	$(1,653)	$(2,537)	$884	(35%)	$6,175	$8,382	$(2,207)	(26%)

Adjusted EBITDA:
Lindblad	$5,651	$5,820	$(170)	(3%)	$15,490	$23,375	$(7,885)	(34%)
Natural Habitat *	(366)	(582)	216	(37%)	58	(582)	640	(110%)
Total adjusted EBITDA	5,285	5,238	46	1%	15,548	22,793	(7,245)	(32%)
Impact of voyage cancellations	-	-	-	NA	6,464	-	6,464	100%
Total adjusted EBITDA excluding voyage cancellations	$5,285	$5,238	$46	1%	$22,012	$22,793	$(781)	(3%)

* 2016 results represents activity from acquisition date of May 5, 2016 - June 30, 2016.

The impact of the cancelled voyages on tour revenues was calculated as booked tour revenue at the time of cancellation less insurance proceeds. The impact of the cancelled voyages on operating income and Adjusted EBITDA was calculated as booked tour revenue at the time of cancellation less insurance proceeds and estimated operating costs. The cancellation of the June 26, 2017 voyage of the National Geographic Quest due to its delayed launch is not material to the results for the three and six months ended June 30, 2017.

2

Liquidity

The Company’s cash and cash equivalents were $99.3 million as of June 30, 2017, as compared with $135.4 million as of December 31, 2016. The decrease primarily reflects purchases of property and equipment of $38.7 million, mostly for the construction of the two new coastal vessels, a $12.2 million increase in restricted cash related to upcoming domestic voyages and $6.2 million used to repurchase stock and warrants, partially offset by $23.2 million in net cash provided by operating activities due in large part to advanced bookings for future travel.

Free cash flow use was $15.5 million for the six months ended June 30, 2017 as compared with a use of $26.1 million in the same period of 2016 primarily due to increased bookings for future travel partially offset by higher capital expenditures for the new vessels. Free cash flow is defined as net cash provided by operating activities less purchases of property and equipment.

LINDBLAD FLEET ACTIVITIES

The Company expanded its travel offerings in July 2017 with the launch of the National Geographic Quest, which is sailing in Alaska and British Columbia during the summer of 2017 before voyaging to Costa Rica and Panama to provide expeditions for the Northern Hemisphere winter season. The Company cancelled four highly booked expeditions on the National Geographic Quest due to a delay in the delivery of the vessel. Over 70% of the passengers on the cancelled voyages have already rebooked for future travel.

The Company’s second new-build coastal vessel, the National Geographic Venture, is currently expected to launch in June of 2018.

In July 2017, Lindblad announced its new Base Camp Baja expeditions onboard the National Geographic Sea Bird which will feature short itineraries with an active and wellness-focused program in partnership with Exhale Spa.

STOCK AND WARRANT REPURCHASE PLAN

Pursuant to its existing $35 million stock and warrant repurchase plan, during the second quarter the Company repurchased 66,194 shares of stock for $0.6 million at an average price of $8.98. As of August 1, 2017, the Company had repurchased 5.4 million warrants and 855,776 shares under the plan for a total of $22.2 million and had $12.8 million remaining under the plan. As of August 1, 2017, there were 45.1 million common shares and 10.7 million warrants outstanding.

FINANCIAL OUTLOOK

The Company’s current expectations for the full year 2017 are as follows:

●	Tour revenues of $272 - $276 million

●	Adjusted EBITDA of $44 - $46 million

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This outlook includes the estimated $3.6 million revenue impact and $3.0 million Adjusted EBITDA impact associated with the cancellation of four voyages due to the delayed launch of the National Geographic Quest as well as the estimated $9.1 million revenue impact and estimated $6.5 million Adjusted EBITDA impact associated with the first quarter cancellation of four voyages on the National Geographic Orion and two voyages on the National Geographic Sea Lion for necessary repairs. As of August 1, 2017, the Lindblad segment had 98% of full year 2017 projected guest ticket revenues on the books versus 98% of full year 2016 revenue at the same time last year.

As of July 31st, bookings in 2017 have increased nearly 40% compared with the same period a year ago and the majority of this increase is expected to contribute to revenue growth in the back half of 2017 and full year 2018.

The Company continues to anticipate it will achieve its long-range revenue and Adjusted EBITDA targets.

NON-GAAP FINANCIAL MEASURES

The Company uses a variety of operational and financial metrics, including non-GAAP financial measures such as Adjusted EBITDA, Occupancy, Net Yields and Net Cruise Costs, to enable it to analyze its performance and financial condition. The Company utilizes these financial measures to manage its business on a day-to-day basis and believes that they are the most relevant measures of performance. Some of these measures are commonly used in the cruise and tourism industry to evaluate performance. The Company believes these non-GAAP measures provide expanded insight to assess revenue and cost performance, in addition to the standard GAAP-based financial measures. There are no specific rules or regulations for determining non-GAAP measures, and as such, they may not be comparable to measures used by other companies within the industry.

The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The definitions of non-GAAP financial measures along with a reconciliation of non-GAAP financial information to GAAP are included in the supplemental financial schedules beginning on page 9.

Conference Call Information

The Company has scheduled a conference call at 8:30 a.m. Eastern Time on August 3, 2017 to discuss the earnings of the Company. The conference call can be accessed by dialing (844) 378-6487 (United States), (855) 669-9657 (Canada) or (412) 542-4182 (outside the U.S.). A replay of the call will be available at the Company’s investor relations website, investors.expeditions.com.

About Lindblad Expeditions Holdings, Inc.

Lindblad Expeditions Holdings, Inc. is an expedition travel company that focuses on ship-based voyages through its Lindblad Expeditions brand and on land-based travel through its subsidiary, Natural Habitat Adventures, an adventure travel and ecotourism company with a focus on responsible nature travel.

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Lindblad Expeditions works in partnership with National Geographic to inspire people to explore and care about the planet. The organizations work in tandem to produce innovative marine expedition programs and to promote conservation and sustainable tourism around the world. The partnership’s educationally oriented voyages allow guests to interact with and learn from leading scientists, naturalists and researchers while discovering stunning natural environments, above and below the sea, through state-of-the-art exploration tools.

Natural Habitat partners with the World Wildlife Fund to offer and promote conservation and sustainable travel that directly protects nature. Natural Habitat’s adventures include polar bear tours in Churchill, Canada, Alaskan grizzly bear adventures and African safaris.

Forward Looking Statements

Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the Company’s financial projections and may also generally be identified as such because the context of such statements will include words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or words of similar import. Similarly, statements that describe the Company’s financial guidance or future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause results to differ materially from those expected, including, but not limited to, the following: (i) changes adversely affecting the business in which the Company is engaged; (ii) management of the Company’s growth and its ability to execute on its planned growth; (iii) general economic conditions; (iv) the Company’s business strategy and plans; (v) unscheduled disruptions in our business due to weather events, mechanical failures, or other events; (vi) compliance with applicable laws and regulations; (vii) compliance with the financial and/or operating covenants in the Company’s amended and restated credit agreement; (viii) adverse publicity regarding the cruise industry in general; (ix) loss of business due to competition; (x) the result of future financing efforts; (xi) the inability to meet revenue and Adjusted EBITDA projections; and (xii) those risks described in the Company’s filings with the SEC. Stockholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect the Company’s performance may be found in its filings with the SEC, which are available at http://www.sec.gov or at http://www.expeditions.com in the Investor Relations section of the Company’s website.

5

LINDBLAD EXPEDITIONS HOLDINGS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, except share data)

	As of
	June 30, 2017	December 31, 2016
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$99,315	$135,416
Restricted cash and marketable securities	21,261	9,015
Inventories	1,613	1,665
Marine operating supplies	4,346	4,142
Prepaid expenses and other current assets	25,562	20,782
Total current assets	152,097	171,020

Property and equipment, net	218,072	186,236
Goodwill	22,105	22,105
Intangibles, net	10,343	11,132
Other long-term assets	11,632	13,090
Deferred tax assets	8,728	4,118
Total assets	$422,977	$407,701

LIABILITIES
Current Liabilities:
Unearned passenger revenues	$117,119	$91,501
Accounts payable and accrued expenses	21,501	30,662
Long-term debt - current	1,750	1,750
Total current liabilities	140,370	123,913

Long-term debt, less current portion	164,051	164,128
Other long-term liabilities	696	681
Total liabilities	305,117	288,722

COMMITMENTS AND CONTINGENCIES

REDEEMABLE NONCONTROLLING INTEREST	5,154	5,170

STOCKHOLDERS’ EQUITY
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; 0 shares issued and outstanding	-	-
Common stock, $0.0001 par value, 200,000,000 shares authorized; 45,066,058 and 45,659,762 issued and outstanding as of June 30, 2017, and December 31, 2016, respectively	5	5
Additional paid-in capital	42,156	43,097
Retained earnings	70,545	70,707
Total stockholders' equity	112,706	113,809
Total liabilities, redeemable noncontrolling interest and stockholders' equity	$422,977	$407,701

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LINDBLAD EXPEDITIONS HOLDINGS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2017	2016	2017	2016

Tour revenues	$55,571	$53,871	$118,699	$115,445

Cost of tours	28,697	29,390	61,300	54,665
Gross profit	26,874	24,481	57,399	60,780

Operating expenses:
General and administrative	15,082	12,637	30,184	23,825
Selling and marketing	9,550	9,512	19,846	19,130
Depreciation and amortization	3,895	4,869	7,658	9,443
Total operating expenses	28,527	27,018	57,688	52,398

Operating (loss) income	(1,653)	(2,537)	(289)	8,382

Other income (expense):
Gain (loss) on foreign currency	577	(357)	823	(286)
Other income (expense)	107	-	(156)	-
Interest expense, net	(2,076)	(2,690)	(4,390)	(5,438)
Total other expense	(1,392)	(3,047)	(3,723)	(5,724)

(Loss) income before income taxes	(3,045)	(5,584)	(4,012)	2,658

Income tax expense (benefit)	(467)	(1,090)	(2,060)	(3,315)

Net (loss) income	$(2,578)	$(4,494)	$(1,952)	$5,973

Net loss attributable to noncontrolling interest	(45)	(148)	(16)	(148)

Net (loss) income attributable to Lindblad	$(2,533)	$(4,346)	$(1,936)	$6,121

Common stock
Net (loss) income available to common stockholders	$(2,533)	$(4,346)	$(1,936)	$6,121

Weighted average shares outstanding
Basic	44,428,947	45,670,721	44,567,588	45,570,438
Diluted	44,428,947	45,670,721	44,567,588	46,299,189

(Loss) earnings per share attributable to Lindblad
Basic	$(0.06)	$(0.10)	$(0.04)	$0.13
Diluted	$(0.06)	$(0.10)	$(0.04)	$0.13

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LINDBLAD EXPEDITIONS HOLDINGS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	For the Six Months Ended June 30,
	2017	2016
Cash Flows From Operating Activities
Net (loss) income	$(1,952)	$5,973
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	7,658	9,443
Amortization of National Geographic fee	1,454	1,454
Amortization of debt discount, deferred financing and other, net	1,096	1,166
Stock-based compensation	6,407	2,622
Deferred income taxes	(2,836)	(3,119)
(Gain) loss on currency translation	(106)	286
Changes in operating assets and liabilities
Inventories and marine operating supplies	(153)	1,103
Prepaid expenses and other current assets	(4,674)	(1,347)
Unearned passenger revenues	25,470	(924)
Other long-term assets	117	-
Other long-term liabilities	14	15
Accounts payable and accrued expenses	(9,293)	(9,828)
Net cash provided by operating activities	23,202	6,844

Cash Flows From Investing Activities
Acquisition of Natural Habitat, Inc., net of $4,904 cash acquired	-	(9,946)
Purchases of property and equipment	(38,705)	(32,896)
Purchase of restricted cash and marketable securities	(12,246)	(9,158)
Net cash used in investing activities	(50,951)	(52,000)

Cash Flows From Financing Activities
Payment of deferred financing costs	(298)	(1,565)
Repayments of long-term debt	(875)	(875)
Repurchase of employee shares as part of cashless exercise of options or vesting of restricted shares for tax purposes	(1,182)	(2,694)
Repurchase of warrants and common shares	(6,166)	(5,420)
Net cash used in financing activities	(8,521)	(10,554)
Effect of exchange rate changes on cash	169	(380)

Net decrease in cash and cash equivalents	(36,101)	(56,090)

Cash and cash equivalents as of beginning of period	135,416	206,903

Cash and cash equivalents as of end of period	$99,315	$150,813

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$5,195	$4,925
Income taxes	$750	$864

Non-cash investing and financing activities:
Additional paid-in capital exercise proceeds of option shares	$168	$1,123
Additional paid-in capital exchange proceeds used for option shares	(168)	(1,123)

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LINDBLAD EXPEDITIONS HOLDINGS, INC. AND SUBSIDIARIES

Supplemental Financial Schedules

(Unaudited)

Reconciliation of Net Income to Adjusted EBITDA

Consolidated

(In thousands)	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2017	2016	2017	2016
Net (loss) income	$(2,578)	$(4,494)	$(1,952)	$5,973
Income tax (benefit) expense	(467)	(1,090)	(2,060)	(3,315)
Interest expense, net	2,075	2,690	4,390	5,438
Depreciation and amortization	3,895	4,869	7,658	9,443
Gain (loss) on foreign currency	(577)	357	(823)	286
Other (income) expense, net	(107)	-	156	-
Stock-based compensation	2,205	1,287	6,407	2,622
National Geographic fee amortization	727	727	1,454	1,454
Reorganization costs	112	-	318	-
Acquisition-related expenses	-	892	-	892
Adjusted EBITDA - Consolidated	5,285	5,238	15,548	22,793
Impact of voyage cancellations	-	-	6,464	-
Adjusted EBITDA - Consolidated excluding impact of voyage cancellations	$5,285	$5,238	$22,012	$22,793

Reconciliation of Operating Income to Adjusted EBITDA

Lindblad Segment

(In thousands)	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2017	2016	2017	2016
Operating (loss) income	$(948)	$(1,744)	$316	$9,175
Depreciation and amortization	3,555	4,658	6,995	9,232
Stock-based compensation	2,205	1,287	6,407	2,622
National Geographic fee amortization	727	727	1,454	1,454
Reorganization costs	112	-	318	-
Acquisition-related expenses	-	892	-	892
Adjusted EBITDA - Lindblad segment	5,651	5,820	15,490	23,375
Impact of voyage cancellations	-	-	6,464	-
Adjusted EBITDA - Lindblad segment excluding impact of voyage cancellations	$5,651	$5,820	$21,954	$23,375

Reconciliation of Operating Income to Adjusted EBITDA

Natural Habitat Segment

(In thousands)	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2017	2016*	2017	2016*
Operating loss	$(706)	$(793)	$(605)	$(793)
Depreciation and amortization	340	211	663	211
Adjusted EBITDA - Natural Habitat segment	$(366)	$(582)	$58	$(582)

* 2016 results represents activity from acquisition date of May 5, 2016 - June 30, 2016.

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Reconciliation of Free Cash Flow to Net Cash Provided by Operating Activities

(In thousands)	For the Six Months Ended June 30,
	2017	2016

Net cash provided by operating activities	$23,202	$6,844
Less: purchases of property and equipment	(38,705)	(32,896)
Free Cash Flow	$(15,503)	$(26,052)

Guest Metrics - Lindblad Segment

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2017	2016	2017	2016
Available Guest Nights	43,171	41,213	85,893	93,070
Guest Nights Sold	36,765	37,903	73,829	85,522
Occupancy	85.2%	92.0%	86.0%	91.9%
Maximum Guests	4,941	5,233	10,209	10,941
Number of Guests	4,311	4,830	8,912	10,114
Voyages	66	68	147	147

Lindblad Segment

Calculation of Gross Yield and Net Yield - Lindblad Segment

(In thousands, except for Available Guest Nights, Gross and Net Yield)	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2017	2016	2017	2016
Guest ticket revenues	$40,745	$42,610	$85,790	$96,524
Other tour revenues	6,493	5,577	14,650	13,237
Tour Revenues	47,238	48,187	100,440	109,761
Less: Orion Insurance Proceeds	-	-	1,900	-
Adjusted Tour Revenues	47,238	48,187	98,540	109,761
Less: Commissions	(3,659)	(3,480)	(7,761)	(7,768)
Less: Other tour expenses	(2,972)	(3,536)	(7,090)	(8,546)
Net Revenue	$40,607	$41,171	$83,689	$93,447
Available Guest Nights	43,171	41,213	85,893	93,070
Gross Yield	$1,094	$1,169	$1,147	$1,179
Net Yield	941	999	974	1,004

Calculation of Net Cruise Cost Metrics - Lindblad Segment

(In thousands, except for Available Guest Nights, Gross and Net Cruise Cost)	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2017	2016	2017	2016
Cost of tours	$23,168	$25,118	$49,541	$50,393
Plus: Selling and marketing	8,960	9,045	18,272	18,663
Plus: General and administrative	12,503	11,110	25,316	22,298
Gross Cruise Cost	44,631	45,273	93,129	91,354
Less: Commission expense	(3,659)	(3,480)	(7,761)	(7,768)
Less: Other tour expenses	(2,972)	(3,536)	(7,090)	(8,546)
Net Cruise Cost	38,000	38,257	78,278	75,040
Less: Fuel expense	(1,296)	(1,132)	(2,964)	(3,662)
Net Cruise Cost Excluding Fuel	36,704	37,125	75,314	71,378
Non-GAAP Adjustments:
Stock-based compensation	(2,205)	(1,287)	(6,407)	(2,622)
National Geographic fee amortization	(727)	(727)	(1,454)	(1,454)
Acquisition-related expenses	-	(892)	-	(892)
Adjusted Net Cruise Cost Excluding Fuel	$33,772	$34,219	$67,453	$66,410
Adjusted Net Cruise Cost	$35,068	$35,351	$70,417	$70,072
Available Guest Nights	43,171	41,213	85,893	93,070
Gross Cruise Cost per Available Guest Night	$1,034	$1,099	$1,084	$982
Net Cruise Cost per Available Guest Night	880	928	911	806
Net Cruise Cost Excl. Fuel per Available Guest Night	850	901	877	767
Adj. Net Cruise Cost Excl. Fuel per Avail. Guest Night	782	830	785	714
Adjusted Net Cruise Cost per Available Guest Night	812	858	820	753

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Operational and Financial Metrics

Adjusted EBITDA is net income (loss) excluding depreciation and amortization, net interest expense, other income (expense), and income tax benefit (expense), and other supplemental adjustments. Other supplemental adjustments include certain non-operating items such as stock-based compensation, the National Geographic fee amortization, merger-related expenses, and acquisition-related expenses. The Company believes Adjusted EBITDA, when considered along with other performance measures, is a useful measure as it reflects certain operating drivers of the business, such as sales growth, operating costs, selling and administrative expense, and other operating income and expense. The Company believes Adjusted EBITDA helps provide a more complete understanding of the underlying operating results and trends and an enhanced overall understanding of the Company’s financial performance and prospects for the future. While Adjusted EBITDA is not a recognized measure under GAAP, management uses this financial measure to evaluate and forecast business performance. Adjusted EBITDA is not intended to be a measure of liquidity or cash flows from operations or a measure comparable to net income as it does not take into account certain requirements, such as unearned passenger revenues, capital expenditures and related depreciation, principal and interest payments, and tax payments. The Company’s use of Adjusted EBITDA may not be comparable to other companies within the industry.

The following metrics apply to the Lindblad segment:

Adjusted Net Cruise Cost represents Net Cruise Cost adjusted for Non-GAAP other supplemental adjustments which include certain non-operating items such as stock-based compensation, the National Geographic fee amortization, merger-related expenses, and acquisition-related expenses.

Available Guest Nights is a measurement of capacity and represents double occupancy per cabin (except single occupancy for a single capacity cabin) multiplied by the number of cruise days for the period. The Company also records the number of guest nights available on its limited land programs in this definition.

Gross Cruise Cost represents the sum of cost of tours plus merger-related expenses, selling and marketing expense, and general and administrative expense.

Gross Yield represents tour revenues less insurance proceeds divided by Available Guest Nights.

Guest Nights Sold represents the number of guests carried for the period multiplied by the number of nights sailed within the period.

Maximum Guests is a measure of capacity and represents the maximum number of guests in a period and is based on double occupancy per cabin (except single occupancy for a single capacity cabin).

Net Cruise Cost represents Gross Cruise Cost excluding commissions and certain other direct costs of guest ticket revenues and other tour revenues.

Net Cruise Cost Excluding Fuel represents Net Cruise Cost excluding fuel costs.

Net Revenue represents tour revenues less insurance proceeds, commissions and direct costs of other tour revenues.

Net Yield represents Net Revenue divided by Available Guest Nights.

Number of Guests represents the number of guests that travel with the Company in a period.

Occupancy is calculated by dividing Guest Nights Sold by Available Guest Nights.

Voyages represent the number of ship expeditions completed during the period.

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